Exhibit 99.1

CORPORATE HEADQUARTERS

15601 Dallas Parkway

Suite 600

Addison, Texas 75001

866.655.3600

behringerharvard.com

INVESTOR INFORMATION

For additional information about Behringer Harvard and its real estate programs, please contact us at 866.655.3650.

Commentary & Highlights

Fund

•                  Through the end of the first quarter of 2007, Behringer Harvard REIT I, Inc. had acquired interests in 36 office properties with an approximate net asset value of more than $2.4 billion. The portfolio is geographically diversified in 16 states and the District of Columbia and contains more than 12.2 million square feet of rentable space. As of March 31, 2007, the Fund’s properties were approximately 94 percent leased.

•                  More than 395,000 square feet of new, renewal, or expansion leases were executed during the first quarter. The most significant transaction was the 160,000-square-foot lease of the Cyprus Building (9100 Mineral Circle) in Denver (Englewood), Colorado by United Launch Alliance, a joint venture between Lockheed Martin and Boeing.

•                  As of March 31, 2007, the Fund had issued more than 147 million shares of common stock representing gross proceeds of approximately $1.4 billion.

Financial Statements

•                  Our wholly-owned properties generated rental revenue of approximately $73.5 million during the first quarter of 2007 as compared to approximately $22.6 million during the same period in 2006. This increase resulted primarily from the addition of 12 wholly-owned properties acquired during the past 12 months. Rental revenue in the first quarter of 2007 also included a $3.9 million payment from Phelps Dodge for its early lease termination at the Cyprus Building (9100 Mineral Circle).

•                  During the first quarter of 2007, funds from operations (FFO) was approximately $25.4 million as compared to approximately $11.6 million reported in March 2006. FFO for the first quarter of 2007 included the $3.9 million early lease termination payment.

•                  The Fund generated approximately $45.3 million of net operating income (NOI) during the first quarter of 2007, compared to $14.4 million of NOI during the same period in 2006.

Market Conditions

•                  According to Torto Wheaton Research (TWR), a leading provider of commercial real estate research services, the overall occupancy rate for the U.S. office market at the end of the first quarter of 2007 was 87.3 percent. This is down slightly from the amount reported in the fourth quarter of 2006 but is 0.8 percent higher than the same period in 2006 and represents the second-highest occupancy rate during the past eight quarters.

•                  TWR also reported an average gross asking rent of $27.95 per square foot for Class A properties in the U.S. office market during the first quarter of 2007. This represents the highest average since the end of 2001.

BEHRINGER HARVARD REIT I, INC. (Unaudited)

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)	Mar. 31, 2007	Dec. 31, 2006

Assets

Real estate

Land	$272,680	$269,968

Building, net	1,627,393	1,637,738

Total real estate	1,900,073	1,907,706

Cash and cash equivalents	349,289	124,948

Restricted cash	96,736	103,343

Accounts receivable, net	25,341	21,205

Prepaid expenses and other assets	7,368	4,210

Investment in tenant-in-common interests	144,280	145,621

Deferred financing fees, net	17,382	17,912

Note receivable	3,012	3,013

Lease intangibles, net	349,630	367,014

Total assets	$2,893,111	$2,694,972

Liabilities

Mortgages payable	$1,609,101	$1,609,702

Accounts payable	2,979	2,390

Payables to affiliates	5,032	2,080

Acquired below-market lease intangibles, net	94,645	98,812

Dividends payable	8,345	7,096

Accrued liabilities	52,450	53,683

Subscriptions for common stock	4,963	3,216

Other liabilities	479	479

Total liabilities	1,777,994	1,777,458

Commitments and contingencies	—	—

Minority interest	2,997	3,072

Stockholders’ equity

Preferred stock, $.0001 par value per share; 17,500,000 shares authorized, none outstanding	—	—

Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	—	—

Common stock, $.0001 par value per share; 382,499,000 shares authorized, 147,447,423 and 121,884,470 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	15	12

Additional paid-in capital	1,316,981	1,085,806

Cumulative distributions and net loss	(204,876)	(171,376)

Total stockholders’ equity	1,112,120	914,442

Total liabilities and stockholders’ equity	$2,893,111	$2,694,972

BEHRINGER HARVARD REIT I, INC. (Unaudited)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)	3 mos. ended Mar. 31, 2007	3 mos. ended Mar. 31, 2006

Cash flows from operating activities

Net loss	$(10,657)	$(585)

Adjustments to reconcile net loss to net cash flows provided by operating activities:

Depreciation and amortization	31,970	9,192

Amortization of deferred financing fees	530	212

Equity in earnings of investments in tenant-in-common interests	(1,310)	(1,061)

Distributions from earnings of investments in tenant-in-common interests	1,310	1,061

Change in accounts receivable	(4,136)	(1,226)

Change in prepaid expenses and other assets	(3,321)	(510)

Addition of lease intangibles	(1,485)	(127)

Change in accounts payable	589	(471)

Change in accrued liabilities	(1,074)	(547)

Change in payables to affiliates	(210)	(1,417)

Cash provided by operating activities	12,206	4,521

Cash flows from investing activities

Purchases of tenant-in-common interests	1,341	1,256

Purchases of real estate	(3,064)	(160,195)

Escrow deposits on real estate to be acquired	125	(1,544)

Additions of property and equipment	(6,732)	(83)

Change in restricted cash	8,383	(1,859)

Cash flows provided by (used in) investing activities	53	(162,425)

Cash flows from financing activities

Financing costs	—	(2,534)

Proceeds from mortgages payable	—	96,950

Payments on mortgages payable	(601)	(121)

Loan deposits on real estate to be acquired	—	(1,020)

Issuance of convertible stock	—	1

Issuance of common stock	247,128	82,598

Redemptions of common stock	(2,708)	(563)

Offering costs	(23,819)	(9,385)

Distributions	(11,017)	(5,826)

Distributions to minority interest holders	(75)	(75)

Change in subscriptions for common stock	1,747	1,264

Change in subscription cash received	(1,776)	(1,264)

Change in payables to affiliates	3,203	682

Cash flows provided by financing activities	212,082	160,707

Net change in cash and cash equivalents	224,341	2,803

Cash and cash equivalents at beginning of period	124,948	128,742

Cash and cash equivalents at end of period	$349,289	$131,545

BEHRINGER HARVARD REIT I, INC. (Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

	3 mos. ended	3 mos. ended
(in thousands, except per share amounts)	Mar. 31, 2007	Mar. 31, 2006

Rental revenue	$73,467	$22,560

Expenses

Property operating expenses	15,687	4,541

Interest expense	22,586	6,662

Real estate taxes	10,410	2,864

Property management fees	2,081	769

Asset management fees	3,303	—

General and administrative	526	353

Depreciation and amortization	33,896	10,062

Total expenses	88,489	25,251

Interest income	3,055	1,045

Equity in earnings of investments in tenant-in-common interests	1,310	1,061

Net loss	$(10,657)	$(585)

Basic and diluted weighted average shares outstanding	132,000	71,707

Basic and diluted loss per share	$(0.08)	$(0.01)

RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS

	3 mos. ended	3 mos. ended
(in thousands)	Mar. 31, 2007	Mar. 31, 2006

Net loss	$(10,657)	$(585)

Adjustments:

Real estate depreciation(1)	18,440	5,815

Real estate amortization(1)	17,648	6,321

Funds from operations(2)	$25,431	$11,551

Basic and diluted weighted average shares outstanding	132,000	71,707

(1)          This represents our proportional share of depreciation and amortization expense of the properties we wholly own and those in which we own tenant-in-common interests. The expenses of these tenant-in-common interests are reflected in our equity in earnings of investments in tenant-in-common interests.

(2)          FFO is defined by the National Association of Real Estate Investment Trusts as net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures, and subsidiaries. FFO should not be considered as an alternative to net income, as an indication of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

The accompanying unaudited, consolidated financial statements do not include all of the information and note disclosures required by accounting principals generally accepted in the United States (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of March 31, 2007, and December 31, 2006, and our unaudited condensed consolidated results of operations and cash flows for the periods ended March 31, 2007, and 2006. A copy of the Company’s Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at www.sec.gov, by visiting behringerharvard.com, or by written request to the Company at its corporate headquarters.

This quarterly report summary contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard REIT I, Inc. (which may be referred to as the “Company,” “we,” “us,” or “our”) and our subsidiaries, our anticipated capital expenditures required to complete projects, amounts of anticipated cash distributions to our investors in the future, and other matters. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of management based on their knowledge of the business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

BEHRINGER HARVARD REIT I, INC. (Unaudited)

NET OPERATING INCOME (NOI)

	3 mos. ended	3 mos. ended
(in thousands)	Mar. 31, 2007	Mar. 31, 2006

Rental revenue	$73,467	$22,560

Operating expenses

Property operating expenses	15,687	4,541

Real estate taxes	10,410	2,864

Property and asset management fees	2,081	769

Total operating expenses	28,178	8,174

Net operating income	$45,289	$14,386

RECONCILIATION OF NOI TO NET LOSS

Net operating income		$45,289	$14,386

Less:	Depreciation & amortization	(33,896)	(10,062)

	General & administrative expenses	(526)	(353)

	Interest expense	(22,586)	(6,662)

	Asset management fees	(3,303)	—

Add:	Interest income	3,055	1,045

	Equity in earnings of investments	1,310	1,061

Net loss		$(10,657)	$(585)

Net operating income (NOI), a non-GAAP financial measure, is defined as net income, computed in accordance with GAAP, generated from properties before interest expense, asset management fees, interest income, general and administrative expenses, depreciation, amortization, minority interests, and the sale of assets. Management believes that NOI provides the investor with an accurate measure of the Company’s operating performance because NOI reflects the operating performance of its properties and excludes certain items that are not associated with management of the properties. To facilitate understanding of this financial measure, a reconciliation of net operating income to GAAP net income has been provided.

Published 05/07 • IN

© 2007 Behringer Harvard	101405